Exhibit 5.1

[Shearman & Sterling LLP Letterhead]

September 10, 2003

Hyperion Solutions Corporation
1344 Crossman Avenue
Sunnyvale, CA 94089

Hyperion Solutions Corporation
Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to Hyperion Solutions Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-4 (File No. 333-108036) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 15, 2003 and Amendment No. 1 to such Registration Statement to be filed on the date hereof (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) up to 5,331,986 shares (“Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company, together with the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company issuable pursuant to the Rights Agreement, dated as of June 15, 1998 between the Company and BankBoston, N.A., as Rights Agent. The Shares are issuable upon consummation of the merger (the “Merger”) of T-Bird Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), with and into Brio Software, Inc., a Delaware corporation (“Brio”), pursuant to the terms of the Agreement and Plan of Merger and Reorganization, by and among the Company, Merger Sub and Brio, dated as of July 23, 2003 (the “Merger Agreement”).

     In connection with this opinion, we have examined (i) the Registration Statement; (ii) an executed copy of the Merger Agreement; (iii) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (iv) the Amended and Restated Bylaws of the Company; and (v) certain resolutions of the Board of Directors of the Company, dated July 23, 2003, relating to the issuance of the Common Stock and other related matters. We have also examined the originals or copies, identified to our satisfaction, of such corporate and other records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as in our judgment are necessary or appropriate to enable us to render the opinions hereinafter expressed.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering our opinion, we have relied as to factual matters, to the extent we deem proper, upon the representations and warranties of the Company contained in certificates of officers of the Company, and certificates of public officials.

     The opinions stated herein are limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other laws.

     Based on and subject to the foregoing, we are of the opinion that the shares of Common Stock to be issued in connection with the Merger are or will be, upon issuance, legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Merger has been consummated and the shares of Common Stock have been issued and paid for upon the terms and conditions set forth in the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein under the caption “Legal Matters” as the attorneys who will pass upon the validity of the shares of Common Stock to be issued in connection with the Merger and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ SHEARMAN & STERLING LLP